EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-147334, 333-157041 and 333-164469, on Form S-8, and in Registration Statement No. 333-159917, on Form S-3, of our report dated March 26, 2010, with respect to the consolidated financial statements of NovaBay Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ Davidson & Company LLP

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Accountants